UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
WINLAND ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
CORPORATE GOVERNANCE
NOMINATING/GOVERNANCE COMMITTEE REPORT
ELECTION OF DIRECTORS
INCREASE IN SHARES RESERVED UNDER THE 1997 EMPLOYEE STOCK PURCHASE PLAN
APPROVAL OF 2008 EQUITY INCENTIVE PLAN
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF AUDIT COMMITTEE
OTHER BUSINESS
SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES
ANNUAL REPORT
FORM 10-K

WINLAND ELECTRONICS, INC.
_______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
May 6, 2008
_______________________

TO THE SHAREHOLDERS OF WINLAND ELECTRONICS, INC.:

The 2008 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at the offices of Fredrikson & Byron, 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, at 10:00 a.m. on Tuesday, May 6, 2008, for the following purposes:

1.	To set the number of members of the Board of Directors at five (5).

2.	To elect directors.

3.	To approve the increase from 100,000 shares to 300,000 shares authorized for Winland’s Employee Stock Purchase Program (ESPP).

4.	To approve the 2008 Equity Incentive Plan.

5.	To take action on any other business that may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement and form of Proxy.

Only shareholders of record as shown on the books of Winland Electronics at the close of business on March 10, 2008 will be entitled to vote at the 2008 Annual Meeting or any adjournment thereof.  Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the 2008 Annual Meeting.  Whether or not you plan to attend the 2008 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided.  The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.  The prompt return of proxies will help us avoid the unnecessary expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

Date: March 31, 2008	Thomas J. de Petra
Mankato, Minnesota	Interim President, Interim Chief Executive Officer and
Chairman of the Board

WINLAND ELECTRONICS, INC.
_______________________

PROXY STATEMENT FOR
 ANNUAL MEETING OF SHAREHOLDERS
to be held
May 6, 2008
_______________________

The accompanying Proxy is solicited by the Board of Directors of Winland Electronics, Inc. for use at our 2008 Annual Meeting of Shareholders to be held on Tuesday, May 6, 2008, at the location/time and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us.  Our directors, officers and employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

You may vote your shares by mail as follows:

▪	Sign and date the enclosed proxy card.
▪	Mail the proxy card in the enclosed postage-paid envelope.

Any shareholder giving a Proxy may revoke it any time prior to its use at the 2008 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of Winland Electronics or by filing a later dated written Proxy with one of our officers.  Personal attendance at the 2008 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2008 Annual Meeting.  Proxies will be voted as directed therein.  Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock entitled to vote shall constitute a quorum for the transaction of business.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

The mailing address of the principal executive office of Winland Electronics is 1950 Excel Drive, Mankato, Minnesota 56001.  We expect that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about March 31, 2008.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors has fixed March 10, 2008 as the record date for determining shareholders entitled to vote at the 2008 Annual Meeting.  Persons who were not shareholders on such date will not be allowed to vote at the 2008 Annual Meeting.  At the close of business on March 10, 2008, there were 3,640,741 shares of our Common Stock, par value $.01 per share, issued and outstanding.  The Common Stock is our only outstanding class of capital stock.  Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2008 Annual Meeting.  Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

The following table provides information as of March 10, 2008 concerning the beneficial ownership of our Common Stock by (i) the persons known by us to own more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5% Owner) or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class (1)
Lorin E. Krueger	232,656 (2)	6.4%
Dale A. Nordquist	54,288 (3)	1.5%
Thomas J. de Petra	29,720 (4)	*
Richard T. Speckmann	30,700 (5)	*
Glenn A. Kermes	11,200 (6)	*
Thomas J. Goodmanson	7,500 (7)	*
Thomas J. Brady	5,500 (8)	*
FMR Corp.	356,100 (9)	9.8%
All Executive Officers and Directors as a Group (8 Individuals)	334,163 (10)	9.2%

*           Less than 1% of the outstanding shares of Common Stock.

(1)
Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days.  Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)
Includes 880 shares held by Mr. Krueger’s spouse and 22,000 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options.  Mr. Krueger’s address is 517 River Hills Road, Mankato MN 56001.

(3)	Includes 8,800 shares which may be purchased by Mr. Nordquist upon exercise of currently exercisable options.

(4)	Includes 27,000 shares which may be purchased by Mr. de Petra upon exercise of currently exercisable options.

(5)	Includes 27,000 shares which may be purchased by Mr. Speckmann upon exercise of currently exercisable options.

(6)	Includes 7,200 shares which may be purchased by Mr. Kermes upon exercise of currently exercisable options.

(7)	Includes 5,500 shares which may be purchased by Mr. Goodmanson upon exercise of currently exercisable options.

(8)	Includes 5,500 shares which may be purchased by Mr. Brady upon exercise of currently exercisable options.

(9)
According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by FMR Corp. (“FMR”) and Edward C. Johnson 3d, Chairman and principal shareholder of FMR, the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”), including Fidelity Low Priced Stock Fund (“Fidelity Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares.  Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR.  The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(10)	Includes 103,000 shares which may be purchased by executive officers and directors upon exercise of currently exercisable options.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the American Stock Exchange.  Our independent directors are Richard T. Speckmann, Thomas J. Goodmanson and Thomas J. Brady.  In the last three years, there have been no transactions, relationships or arrangements, other than in connection with service on our Board, between the independent directors and Winland Electronics.  Because Thomas J. de Petra is currently acting as our interim Chief Executive Officer and President, he is not currently “independent”.  If a permanent Chief Executive Officer and President is hired on or before January 1, 2009, Mr. de Petra will thereafter be considered “independent”.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller.  The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Ethics and Business Conduct is available free of charge to any shareholder who sends a request for a copy to Winland Electronics, Inc., Attn. Chief Financial Officer, 1950 Excel Drive, Mankato, Minnesota 56001, and it is also available on our website at www.winland.com.  We intend to disclose on our website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.  Late in 2003, we contracted with an independent professional organization to provide anonymous hotline services that permit our employees to communicate any concerns about behavior or practices of Winland Electronics, its employees, officers or directors.  This service began January 1, 2004 and was established to assist the Board of Directors in effective internal control.

Meeting Attendance

Board and Committee Meetings.  Directors are required to attend a minimum of 75% of Board and committee meetings.  During fiscal 2007, the Board held six (6) meetings of which two (2) were telephonic meetings.  Each director attended 100% of the meetings of the Board and the committees on which such director served.  On August 22, 2007, Director Reissner resigned from the Board to devote more time to his business.  Director Reissner attended two (2) director meetings in 2007.

Annual Meeting of Shareholders.  Directors are encouraged to attend our annual meetings of shareholders; however, there is no formal policy regarding attendance at annual meetings.  Thomas J. de Petra and Richard T. Speckmann attended our 2007 annual meeting of shareholders.  James L. Reissner did not attend the 2007 annual meeting of shareholders.

Executive Sessions of the Board

An executive session of non-management directors is held at least once a year.  In 2007, the Board did not hold an executive session, however, the Audit committee held three (3) executive sessions.

Committees of the Board

Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee.  Each of the current members of these committees is a non-employee independent director.

Audit Committee.  The Audit Committee is comprised of Thomas J. Goodmanson (Chairman), Thomas J. Brady (effective January 2, 2008) and Richard T. Speckmann (Mr. Reissner served as Audit committee chairman until his resignation in August and Mr. de Petra was a member of the Audit Committee until he was appointed interim Chief Executive Officer and President on January 2, 2008).  Mr. Goodmanson is an "audit committee financial expert" as defined by Item 401(e) of Regulation S-K under the Securities Act of 1933.  Mr. Goodmanson has a degree in accounting and is an inactive CPA in the state of Minnesota.  He currently serves as Chief Financial officer of Calabrio, Inc., a leading provider of workforce optimization and unified desktop software for IP-based contact centers.  We acknowledge that the designation of Mr. Goodmanson as the audit committee financial expert does not impose on Mr. Goodmanson any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Goodmanson as a member of the audit committee and the Board of Directors in the absence of such designation or identification.  The Audit Committee reviews the selection and work of our independent registered public accounting firm and the adequacy of internal controls for compliance with corporate policies and directives.  The Audit Committee's Report is included on page 18.  During 2007, the Audit Committee met five (5) times of which two (2) were telephonic meetings.

Our independent registered public accounting firm was present at all of these meetings.

Compensation Committee.  The Compensation Committee is comprised of Richard T. Speckmann (Chairman) and Thomas J. Goodmanson (Mr. de Petra was a member of the Compensation Committee until he was appointed interim Chief Executive Officer and President on January 2, 2008).  Mr. Goodmanson was appointed to the committee on September 10, 2007.  This committee determines the compensation of the Chief Executive Officer; and, taking into consideration any recommendations by the Chief Executive Officer, it also determines the compensation for our other executive officers.   The committee makes recommendations to the Board of Directors with respect to incentive compensation plans.  This committee is vested with the same authority as the Board of Directors with respect to the administration of our equity plans.  During 2007, the Compensation Committee met twice.

Nominating/Governance Committee.  The Nominating/Governance Committee is comprised of Richard T. Speckmann, Thomas J. Brady (effective January 2, 2008) and Thomas J. Goodmanson (Chairman).  Mr. Goodmanson was appointed to the committee on June 2, 2007 and Mr. Goodmanson was appointed Chairman on January 2, 2008 (Mr. de Petra served as Nominating/Governance Committee Chairman until he was appointed interim Chief Executive Officer and President on January 2, 2008).  This committee recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals.  This committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities.  The committee considers the particular expertise of each nominee and strives to achieve an appropriate breadth of skills among the Board members.  A shareholder who wants to propose a candidate must comply with the provisions of our Bylaws regarding nominations for the election of directors.  The policies of the committee are described more fully in the Nominating/Governance Committee’s Report on page 7.  The Nominating/Governance Committee met five (5) times during 2007.

Communications with the Board

Shareholders may communicate directly with the Board of Directors.  All communications, other than shareholder proposals and director nominations which must comply with certain other requirements as discussed under “Shareholder Proposals and Nominations of Director Candidates” on page 19, should be directed to our Chief Financial Officer at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures.  Shareholder communications to the Board should be sent to:

Glenn A. Kermes, Chief Financial Officer
Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN 56001

Compensation to Non-Employee Directors

Cash Compensation.  In addition to being reimbursed for out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings, the non-employee directors receive the following fees:

Retainer:
•	$1,200 per month for service on the Board, with the Chairman receiving an additional $22,000 per year.

Meeting Fees:
•	$1,200 for Board meeting attendance.
•	$1,200 for Audit Committee meeting attendance, with the Chairman receiving an additional $1,200 per meeting.
•	$800 for Compensation Committee or Nominating/Governance Committee meeting attendance, with the chairmen receiving an additional $750 per meeting.

Effective January 2, 2008, Thomas J. de Petra became our interim Chief Executive Officer and President.  In connection with this position, Mr. de Petra is paid a salary of $10,000 per month and does not receive the cash compensation paid to non-employee directors.

Equity Compensation.  Our 2005 Equity Incentive Plan provides for automatic option grants to each non-employee director.  Each non-employee director who is elected for the first time as a director is granted a nonqualified option to purchase 5,500 shares of Common Stock.  Each non-employee director who is re-elected as a director or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a five-year nonqualified option to purchase 5,500 shares of Common Stock.  No director shall receive more than one option pursuant to the formula plan in any one fiscal year.  All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they are immediately exercisable.   On May 8, 2007, each of our non-employee directors received an option to purchase 5,500 shares at $3.28 per share.  On June 1, 2007, Mr. Goodmanson was elected to the Board and received an option to purchase 5,500 shares at $3.25 per share.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)	Options to purchase shares of stock (#) (3)
Thomas J. de Petra	$50,167	$9,628	$59,795	27,000
Richard T. Speckmann	$31,900	$13,556	$45,456	27,000
Thomas J. Goodmanson	$18,400	$15,353	$33,753	5,500
James L. Reissner (4)	$18,000	$13,386	$31,386	27,000

(1)	The amounts consist of the cash fees paid to the non-employee directors as described in “Cash Compensation” above.

(2)
The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R for stock option awards automatically granted to non-employee directors in fiscal year 2007 pursuant to our 2005 Equity Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 7 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission

(3)	The amounts reflect the number of options held by each director to purchase shares of the Company’s common stock.

(4)	Mr. Reissner served as director and Chairman of the Audit committee until his resignation on August 22, 2007.

NOMINATING/GOVERNANCE COMMITTEE REPORT

The Nominating/Governance Committee is comprised of independent directors.  In accordance with its written charter, the Nominating/Governance Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors.  Its duties shall include oversight of the principles of corporate governance by which Winland Electronics and the Board shall be governed; the codes of ethical conduct and legal compliance by which Winland Electronics and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders.  In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Winland Electronics, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board.  When a director’s principal occupation or business association changes substantially, such director shall tender a letter of resignation to the Board through the Nominating/Governance Committee, which resignation will be considered and acted upon in a manner that is best for the Board and Winland Electronics.

           The Nominating/Governance Committee will consider candidates for nomination as a director recommended by shareholders.  In evaluating director nominees, the Nominating/Governance Committee requires certain minimum qualifications, including high moral character and mature judgment and the ability to work collegially with others.  In addition, factors such as the following shall be considered:

•	appropriate size and diversity of the Board;
•	needs of the Board with respect to particular talent and experience;
•	knowledge, skills and experience of nominee;
•	familiarity with our business and industry;
•	appreciation of the relationship of our business to the changing needs of society; and
•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

Shareholders who wish to recommend one or more candidates for director to the Nominating/Governance Committee must provide written recommendation to the Chief Financial Officer.  Notice of a recommendation must include the shareholder’s name, address and the number of shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any.  The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  Winland Electronics may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.  In addition, the Bylaws permit shareholders to nominate directors for consideration at a meeting of shareholders at which one or more directors are to be elected.  For a description of the process for nominating directors in accordance with the Bylaws, see “Shareholder Proposals and Nominations of Director Candidates” on page 19.

 A copy of the current Nominating/Governance Committee Charter is available on our website at www.winland.com.

Members of the Nominating/Governance Committee
Thomas J. Goodmanson, Chairman
Richard T. Speckmann
Thomas J. Brady

ELECTION OF DIRECTORS
(Proposals #1 and #2)

Our Bylaws provide that the number of directors shall be the number set by the shareholders, which shall be not less than one.  The Nominating/Governance Committee recommended to the Board of Directors that the number of directors be set at five and that the persons currently serving on the Board be nominated for election.  The Board of Directors unanimously recommends that the number of directors be set at five and that the five persons nominated be elected.  Unless otherwise instructed, the Proxies will be so voted.

Under applicable Minnesota law, approval of the proposal to set the number of directors at five requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, and the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

In the absence of other instruction, the Proxies will be voted for setting the number of directors at five and for each of the individuals listed below.  If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify.  All of the nominees are members of the present Board of Directors.  If, prior to the 2008 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2008 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Nominating/Governance Committee.  Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence.  The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name Director/Nominee	Age	Current Position With Winland Electronics, Inc.	Director Since
Thomas J. de Petra	61	Interim President, Interim Chief Executive Officer and Director	1994
Lorin E Krueger	52	Director	1978
Richard T. Speckmann	57	Director	2002
Thomas J. Goodmanson	38	Director	2007
Thomas J. Brady	43	Director	2008

Thomas de Petra has been Chairman of Winland’s Board of Directors since October 2006 and a Director of the company since 1994. He is the founder and president of Vantage Advisory Services LLC, providing management consulting and business advisory services. While serving as a self-employed management consultant during the past 12 years, Mr. de Petra has served in various interim executive officer roles. He also served as Chief Executive Officer of Nortech Forest Technologies, Inc., a publicly traded company, from February 1996 to June 1997.

Lorin E. Krueger serves as a Director.  He served as President and Chief Executive Officer of the Company from June 1, 2001 until January 2, 2008 and as President of the Company from January 1999 until June of 2001 when he assumed the additional role of CEO.  Mr. Krueger has served as a Director and Secretary of the Company since 1983 and continues to serve the Company in these positions. Mr. Krueger served as the Company’s Chief Operating Officer, and other executive officer positions in the company, from 1983 until January of 1999.  Mr. Krueger was one of the founding partners of the company.

Richard T. Speckmann serves as a Director and Chairman of the Compensation Committee.  He is the Chief Executive Officer and President of EmPerform, Inc., a company that evaluates employee performance and productivity, since March 2004.  He served as Chief Executive Officer of Outside the

Box, Inc. and as President of Amcon Construction Company, LLC April 2001 to November 2002.  From January 1997 to March 2001, Mr. Speckmann, a partner of Art Holdings Corporation, served as its President.  Prior to 1997, Mr. Speckmann served in various capacities with several Twin Cities companies, including Andcor Companies, Inc., InforMark Resources, Inc., Ehlert Publishing Group and Signdesign, Inc.

Thomas J. Goodmanson serves as a Director and Chairs the Audit and the Nominating/Governance Committees.  He is the Chief Financial Officer, of Calabrio, Inc., a leading provider of workforce optimization and unified desktop software for IP-based contact centers.  From March 2006 to January 2008, Mr. Goodmanson served as the Chief Financial and Administrative Officer of Gelco Information Network, Inc., a leading provider of global software-as-a-service and other on-demand business services. From September 1999 to March 2006, Mr. Goodmanson was Chief Financial Officer of Magenic Technologies. From August 1992 to September 1999, he was a senior manager at KPMG, LLP and is a CPA, inactive, in the state of Minnesota.

Thomas J. Brady serves as a Director.  He is the Chief Financial Officer of Digineer, Inc., a growing IT consulting firm based in suburban Minneapolis, which he joined in October 2006.  At Digineer, he is responsible for all aspects of internal and external financial reporting, as well as information technology, legal, operations and general administration. Previously, Mr. Brady spent 19years with KPMG LLP, most recently as Audit Partner, where he was responsible for corporate audits in a wide range of companies and industries with revenues ranging from under $10 million to over $1 billion.

INCREASE IN SHARES RESERVED UNDER THE 1997 EMPLOYEE STOCK PURCHASE PLAN
(Proposal #3)

General

On November 8, 2007, the Board of Directors amended, subject to shareholder approval, the Company's 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the reserved shares of Common Stock under the Stock Purchase Plan from 100,000 to 300,000.  A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which may be obtained without charge upon written request to Brian Lawrence, the Company’s Controller.

Description of the 1997 Employee Stock Purchase Plan

Purpose.  The purpose of the Stock Purchase Plan is to encourage stock ownership by the Company's employees and in so doing to provide an incentive to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the Company's success.

Eligibility; Term.  The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the employees.  All regular employees (including officers) of the Company (or of those subsidiaries authorized by the Board from time to time) who are full-time or part-time employees are eligible to participate in any of the ten phases of the Stock Purchase Plan.  However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company cannot purchase stock through the Stock Purchase Plan.  As of November 8, 2007, the Company had 116 full-time employees eligible to participate.

Administration.  The Stock Purchase Plan is administered by the Board of Directors or a Committee appointed by the Board.  The Stock Purchase Plan gives broad powers to the Board or the Committee to administer and interpret the Stock Purchase Plan, including the authority to limit the number of shares that may be optioned under the Stock Purchase Plan during a phase.

Options.  Phases of the Stock Purchase Plan commence on January 1 and July 1 of each calendar year or the first day of such other months as the Board may determine.  Before the commencement date of the phase, each participating employee must elect to have a certain dollar amount deducted from his or her compensation during each pay period in such phase; provided, however, that the payroll deduction must equal or exceed $10 per paycheck and the payroll deductions during a phase must not exceed 15% of the participant's base compensation.  The designated amount may not be increased or decreased during a phase, but it may be withdrawn entirely.  If the employee dies or terminates employment for any reason before the end of the phase, the employee's payroll deductions will be refunded, without interest, after the end of the phase.  Based on the amount of salary withheld at the end of the phase, shares will be purchased by each employee at the termination date of such phase (generally six months after the commencement date).  In no event, however, may a participant receive a grant of shares which would cause the employee to own 5% or more of the Common Stock of the Company.  The purchase price to be paid by the employees will be the lower of the amount determined under Paragraphs A and B below:

A.	85% of the closing price of the Company's Common Stock quoted by the American Stock Exchange as of the commencement date of the phase; or

B.	85% of the closing price of the Company's Common Stock quoted by the American Stock Exchange as of the termination date of the phase.

The closing price of one share of the Company's Common Stock on November 8, 2007 was $2.55 per share.

As required by tax law, an employee may not, during any calendar year, receive options under the Stock Purchase Plan for shares which have a total fair market value in excess of $25,000 determined at the time such options are granted.  Any funds not used to purchase shares will be returned to the employee.  No interest is paid by the Company on funds withheld, and such funds are used by the Company for general operating purposes.

Amendment.  The Board of Directors may, from time to time, revise or amend the Stock Purchase Plan as of the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code (the "Code"); provided, that no such revision or amendment may (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) modify requirements as to eligibility for participation in the Stock Purchase Plan, or (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan, without prior approval of the Company's stockholders, if such approval is required to comply with Code Section 423 or the requirements of Section 16(b) of the Securities Exchange Act of 1934 (the "Act").

Shares Reserved.  Currently under the Stock Purchase Plan, 100,000 shares of the Company's Common Stock are reserved for issuance during the five-year duration of the Stock Purchase Plan.  The Board of Directors shall equitably adjust the number of shares remaining reserved for grant, the number of shares of stock subject to outstanding options and the price per share of stock subject to an option in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

Federal Income Tax Consequences of the Stock Purchase Plan.  Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Code Sections 421 and 423.  Employee contributions are made on an after-tax basis.  Under existing federal income tax provisions, no income is taxable to the optionee upon the grant or exercise of an option if the optionee remains an employee of the Company or one of its subsidiaries at all times from the date of grant until three months before the date of exercise.  In addition, certain favorable tax consequences may be available to the optionee if shares purchased pursuant to the Stock Purchase Plan are not disposed of by the optionee within two years after the date the option was granted or within one year after the date of transfer of purchased shares to the optionee.  The Company generally will not receive an income tax deduction upon either the grant or exercise of the option.

Plan Benefits.  Because participation in the Stock Purchase Plan is voluntary, the future benefits that may be received by participating individuals or groups under the Stock Purchase Plan cannot be determined at this time.

Vote Required

The Board of Directors recommends that the shareholders approve the proposal to increase the number of shares available under the Stock Purchase Plan.  Approval of the amendment to the Stock Purchase Plan requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of the Company’s outstanding shares.

APPROVAL OF 2008 EQUITY INCENTIVE PLAN
(Proposal #4)

General

On March 17, 2008, the Board of Directors adopted the Winland Electronics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), subject to approval by our shareholders.  The Board believes that granting equity incentives to employees, officers, consultants, advisors and directors is an effective means to promote the future growth and development of Winland.  Such Awards, among other things, increase these individuals’ proprietary interest in our success and enables Winland to attract and retain qualified personnel.  The Board therefore recommends that all shareholders vote in favor of the 2008 Plan.  Upon shareholder approval of the 2008 Plan, no further options will be granted under Winland’s 2005 Equity Incentive Plan.

Description of the 2008 Equity Incentive Plan

A general description of the material features of the 2008 Plan follows, but this description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon request to the Company’s Chief Financial Officer.

General.  Under the 2008 Plan, the Compensation Committee may award incentive or nonqualified stock options, restricted stock, stock appreciation rights, performance shares and performance units to those officers and employees of the Company (including any subsidiaries and affiliates), or to directors of or consultants or advisors to the Company, whose performance, in the judgment of the Board or Committee, can have a significant effect on the success of the Company.  As of March 17, 2008, the Company had 109 employees, of whom three are officers, and five directors who are not employees.

Shares Available.  The 2008 Plan provides for the issuance of up to 300,000 shares of Common Stock of the Company, subject to adjustment of such number in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits, stock dividends, combinations of shares or similar transactions in which the Company receives no consideration.  If any options or stock awards granted under the 2008 Plan expire or terminate prior to exercise, the shares subject to that portion of the option or stock award are available for subsequent grants.

The total number of shares and the exercise price per share of Common Stock that may be issued pursuant to outstanding Awards are subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations or similar transactions in which we receive no consideration.  The Board may also provide for the protection of Participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.

Administration and Types of Awards.  As permitted in the 2008 Plan, the Board of Directors has designated the Compensation Committee (hereinafter referred to as the “Administrator”) to administer the 2008 Plan.  The Administrator has broad powers to administer and interpret the 2008 Plan, including the authority to (i) establish rules for the administration of the 2008 Plan, (ii) select the participants in the 2008 Plan, (iii) determine the types of awards to be granted and the number of shares covered by such awards, and (iv) set the terms and conditions of such awards.  All determinations and interpretations of the Administrator are binding on all interested parties.

        Options.  Options granted under the 2008 Plan may be either “incentive” stock options within the meaning of Section 422 of the Internal Revenue Code (“IRC”) or “nonqualified “ stock options that do not qualify for special tax treatment under the IRC.  No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the Company’s Common Stock on the date the option is granted.  The closing sale price of a share of the Company’s Common Stock was $2.20 on March 17, 2008.

The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator.  An incentive stock option may not be exercisable more than ten (10) years from the date of grant.  Participants generally must pay for shares upon exercise of options with cash, certified check or Common Stock of Winland valued at the stock’s then “fair market value” as defined in the 2008 Plan.   Each incentive option granted under the 2008 Plan is nontransferable during the lifetime of the Participant.  A nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.

The Administrator may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option.  The Administrator may also determine the effect a Participant’s termination of employment with Winland or a subsidiary may have on the exercisability of such option.  The grants of stock options under the 2008 Plan are subject to the Administrator’s discretion.

Restricted Stock Award, Performance Share Awards and Performance Units. The Administrator is also authorized to grant awards of restricted stock, performance shares and performance units.  Each restricted stock award granted under the 2008 Plan shall be for a number of shares as determined by the Administrator, and the Administrator, in its discretion, may also establish continued employment, vesting or other conditions that must be satisfied for the restrictions on the transferability of the shares and the risks of forfeiture to lapse.   Performance share awards generally provide the recipient with the opportunity to receive shares of the Company’s Common Stock and performance units generally provide recipients with the opportunity to receive cash awards, but only if the Company’s financial goals or other business objectives are achieved over specified performance periods.

Stock Appreciation Rights.  A stock appreciation right may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator.  Generally, upon the exercise of a stock appreciation right, the recipient will receive cash, shares of Common Stock or some combination of cash and shares having a value equal to the excess of (i) the fair market value of a specified number of shares of the Company’s Common Stock, over (ii) a specified exercise price.  If the stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right.  The Administrator will determine the term of the stock appreciation right and how it will become exercisable.  A stock appreciation right may not be transferred by an optionee except by will or the laws of descent and distribution.

Amendment. The Board of Directors may, from time to time, suspend or discontinue the 2008 Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option or stock award to the material detriment of the participant without the consent of the participant except as authorized in the event of merger, consolidation or liquidation of the Company, (ii) the 2008 Plan may not be amended in any manner that will (a) materially increase the number of shares subject to the 2008 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (b) change the designation of the class of employees eligible to receive awards; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to participants under the 2008 Plan without the approval of the shareholders, to the extent such approval is required by applicable law or regulation.

Federal Income Tax Matters

Options.  Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2008 Plan.  Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company’s Common Stock on the date of exercise.  Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss.  The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment related taxes on such ordinary income.

         Incentive stock options granted under the 2008 Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.  Under Section 422, an optionee recognizes no taxable income when the option is granted.  Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company.  The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option.  Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

Restricted Stock Awards.  Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted.  Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse.  Alternatively, if a recipient makes a “Section 83(b)” election, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award.  The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Performance Share and Performance Unit Awards.  A recipient of performance shares or performance units will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received, as the case may be, in the year that the recipient receives payment.  The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Stock Appreciation Rights.  Generally, a recipient of a stock appreciation right will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received in the year that the stock appreciation right is exercised.  The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

New Plan Benefits

No options or other stock awards have been granted to date under the 2008 Plan.  Except for the automatic grants to Non-Employee Directors, future grants and awards under the 2008 Plan cannot be determined at this time.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	371,100	$3.10	142,809(1)
Equity compensation plans not approved by security holders (2)	45,000	$3.72	0
TOTAL	416,100	$3.17	142,809

__________________
(1)	Includes 9,809 shares available for issuance under the Company’s 1997 Employee Stock Purchase Plan.
(2)
The plan consists of four warrant agreements to purchase shares of Winland’s Common Stock issued in 2005 and 2006 as partial consideration for consulting services to the following:  (i) Hayden Communications, Inc., a warrant to purchase 20,000 of Common Stock (10,000 shares exercisable until August 1, 2008 and 10,000 shares exercisable until February 1, 2009); (ii) Board Assets, Inc., a warrant to purchase 5,000 shares of Common Stock, which warrant vests upon performance of certain services and expires on February 16, 2016 (2,500 shares vested on July 17, 2006, and the remaining shares did not vest because the consulting agreement has been terminated); and (iii) each of two principals of Genoa Business Advisors, LLC, a warrant to purchase 10,000 shares, which vest in 5,000-share increments upon performance of certain services and expire on September 6, 2011 (10,000 shares vested on January 19, 2007, and the remaining shares did not vest because the consulting arrangement has been terminated).

Vote Required; Recommendation

         The Board recommends adoption of the 2008 Equity Incentive Plan.  Approval of the 2008 Equity Incentive Plan requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of the Company’s outstanding shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued for our last fiscal year to the Chief Executive Officer, Chief Financial Officer and the two highest paid executive officers whose total compensation earned or accrued for fiscal year 2007 exceeded $100,000.

We have entered into employment agreements with each of the named executive officers, which agreements are described below.

No bonus was paid to any named executive officer except as provided for pursuant to the 2007 Incentive Bonus Plan, a non-equity incentive plan.

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Lorin E. Krueger	2007	$378,823	(4)	$-	$-	$4,895	$383,718
Chief Executive
Officer and President
Glenn Kermes	2007	$145,673		$36,105	$5,213	$-	$186,991
Chief Financial Officer
Dale A. Nordquist	2007	$164,134	(5)	$-	$711	$4,762	$169,607
Senior VP of Sales
& Marketing
Terry E. Treanor	2007	$125,567		$26,975	$217	$4,425	$157,184
VP of Manufacturing

(1)
The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R of stock option awards pursuant to our 2005 Equity Incentive Plan and represents amounts from options granted prior to fiscal year 2006.  Assumptions used in the calculation of these amounts are included in footnote 7 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

(2)
The amounts represent cash incentive awards made pursuant to our 2007 Incentive Bonus Plan, which provides for cash and other awards to employees, including the named executive officers.  The amount of the bonus pool is based on a percentage of net income before tax and before the plan.  Bonuses equal to 80% of the total plan amount are disbursed to employees, including the named executive officers other than the Chief Executive Officer, based on certain criteria determined in the discretion of the Chief Executive Officer.  The remaining 20% is available for the Chief Executive Officer based on achievement of certain criteria established by the Compensation Committee.

(3)	Other Annual compensation for fiscal year 2007 consists of contributions to our 401(k) plan for the named executive officer’s benefit.

(4)	Includes severance pay of $196,625 per separation agreement.

(5)	Includes commissions of $39,874.

Employment Agreements and Termination of Employment Arrangements

Lorin E. Krueger.   Effective October 29, 2007, the Company entered into a Separation Agreement with Mr. Krueger pursuant to which Mr. Krueger’s employment will terminate as of the close of business on January 2, 2008.  Mr. Krueger will continue as a director of the Company until the end of his term at the next annual meeting of the shareholders of the Company on May 6, 2008.  Pursuant to the Separation Agreement, on January 2, 2008, the Company paid Mr. Krueger a lump sum of $143,716, equal to 13 months of Mr. Krueger’s then current base salary net required and authorized deductions and withholdings.  In addition, the Separation Agreement provides that the Company shall pay (i) the

Company’s share of COBRA coverage for Mr. Krueger for six months, (ii) the Company’s regular Health Savings Account contribution for 2008 of approximately $2,500; (iii) the cash equivalent of all accrued, unused paid time off to which Mr. Krueger is entitled, permitting contributions therefrom to the Company’s Health Savings Account and 401(k) plans to the extent allowed by the plans; (iv) the Company’s matching contribution to the 401(k) plan for 2008 for Mr. Krueger according to the plan terms; (v) reasonable legal fees up to $1,000 as needed to facilitate the sale of Mr. Krueger’s stock in the Company; (vi) reasonable professional fees of up to $1,000 to reimburse Mr. Krueger for fees incurred in the preparation of his 2007 tax return; and (vii) up to $5,000 to reimburse Mr. Krueger for career transition services as well as club dues and sporting event tickets.  The Separation Agreement also includes a release by Mr. Krueger of any claims that he may have against the Company as of the date of the Agreement.

Glenn A. Kermes.  On December 31, 2007, the Company entered into an Amendment to Employment Agreement with Glenn Kermes, Chief Financial Officer, dated January 23, 2007, which agreement continues until either party terminates such agreement as provided in the agreement. Pursuant to the terms of the amendment, Mr. Kermes’ base salary beginning January 1, 2008 is $150,000 and is subject to review at least annually. Pursuant to the employment agreement, as amended, if the Mr. Kermes’ employment is terminated by the Company without cause or by Mr. Kermes for good reason, Mr. Kermes is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Kermes will be entitled to an amount equal to his salary and bonus payments for the one completed fiscal year immediately preceding termination payable over the 12 months following the termination. During employment with the Company and for one year following termination of such employment, pursuant to the amendment, Mr. Kermes has agreed that he will not compete with the Company or solicit any of its employees, customers or contractors for employment or business purposes.

Dale A. Nordquist.  On December 31, 2007, the Company and Mr. Nordquist agreed to a base salary of $128,750 for 2008 pursuant to the employment agreement dated February 14, 2007 which calls for annual review of Mr. Nordquist’s base salary.  In addition, Mr. Nordquist is entitled to commissions on the sales of certain products.  If Mr. Nordquist’s employment is terminated by us without cause or by Mr. Nordquist for good reason, Mr. Nordquist is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Nordquist will be entitled to an amount equal to his salary and bonus payments for the two completed fiscal years immediately preceding termination payable over the 24 months following the termination.  During employment and for two years following termination of such employment, Mr. Nordquist has agreed that he will not compete with us or solicit any of our employees, customers or contractors for employment or business purposes.

Terry E. Treanor.  On December 31, 2007, the Company and Mr. Treanor agreed to a base salary of $128,750 for 2008 pursuant to the employment agreement dated February 5, 2007 which calls for annual review of Mr. Treanor’s base salary.  On February 13, 2008, the Company and Terry E. Treanor, the Company’s Vice President of Manufacturing, agreed to terminate Mr. Treanor’s employment relationship with the Company, effective as of the close of the Company’s business day on February 13, 2008.  Pursuant to a Separation Agreement which was presented to Mr. Treanor on February 13, 2008, in exchange for the promises, releases, and agreements made by Mr. Treanor in the Separation Agreement and in full satisfaction of the Company’s obligations under an Employment Agreement between the Company and Mr. Treanor dated January 5, 2007, the Company has agreed to pay Mr. Treanor (i) at regular payroll intervals, an amount equal to nine months of Mr. Treanor’s current base salary, subject to required and authorized deductions and withholdings, and (ii) the Company’s share of COBRA continuation coverage in the Company’s group medical, dental and life insurance plans, for six months. The Separation Agreement also includes a release by Mr. Treanor of any claims that he may have against the Company.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Lorin E. Krueger	11,000	--	$ 2.87	10/24/2008
	11,000	--	$ 4.14	1/3/2010

Glenn A. Kermes	7,200	28800 (1)	$ 3.33	10/2/2012
	--	18000 (2)	$ 2.55	11/8/2013

Dale A. Nordquist	8,800	--	$ 1.27	12/20/2008

Terry E. Treanor	--	36000 (3)	$ 3.56	5/13/2008 (4)

(1)	The stock option was granted on October 2, 2006. The option vests to the extent of 7,200 shares annually on the first five anniversary dates of the date of grant.

(2)	The stock option was granted on November 8, 2007. The option vests to the extent of 3,600 shares annually on the first five anniversary dates of the date of grant.

(3)	The stock option was granted on January 11, 2007. The option vests to the extent of 3,600 shares annually on the first five anniversary dates of the date of grant.

(4)
On January 11, 2008, 7,200 options vested per the stock option agreement.  These options will expire on May 13, 2008 per the acceleration clause in the stock option agreement due to the separation agreement between the Company and Mr. Treanor.

CERTAIN TRANSACTIONS

During the two most recent fiscal years, we have not had any transactions in which any director or executive officer, or any other member of their immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules, and there are no such transactions proposed.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received, we believe that, during fiscal year 2007, all of our executive officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements, except that Messrs. Speckmann and Reissner each reported one transaction on a Form 4 that was not timely filed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP has served as our independent registered public accounting firm since May 1998.  Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters if they so desire, and will be available to respond to appropriate questions from our shareholders.

Audit Fees

We paid the following fees to McGladrey & Pullen, LLP or its affiliated entity RSM McGladrey, Inc. for fiscal years 2006 and 2007:

	2006	2007
Audit Fees	$211,000	$222,000
Audit-Related Fees	0	0
Tax Fees	16,000	90,000
All Other Fees	0	0
	$227,000	$312,000

Audit fees are professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q.  Tax fees include fees for services provided in connection with tax planning and tax compliance.  Tax fees for 2007 included fees paid to RSM McGladrey, Inc. to perform a Research and Development Tax Credit Study for tax years 2003 thru 2006.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Pre-Approval Policy

The Audit Committee has not formally adopted a policy for pre-approval of all audit and non-audit services by its independent auditors, but it has routinely approved all audit and permitted non-audit services to be performed for Winland Electronics by its independent auditors.

REPORT OF AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of the three outside directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Listing Standards of the American Stock Exchange (“AMEX”) that governs audit committees, Section 121(B), including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Listing Standards Section 121(A).

In accordance with its written charter adopted by the Board of Directors (available on our website), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winland Electronics.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)           reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)
reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No.1 and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission.

Members of the Audit Committee

Thomas J. Goodmanson, Chairman
Thomas J. Brady
Richard T. Speckmann

OTHER BUSINESS

Management knows of no other matters to be presented at the 2008 Annual Meeting.  If any other matter properly comes before the 2008 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES

Under the SEC Rules, we are required to provide the following information to you based on the assumption that the date for our annual meeting in 2009 will not deviate more than thirty (30) days from the date for this Annual Meeting:  Any appropriate proposal submitted by a shareholder of Winland Electronics and intended to be presented at the 2009 Annual meeting of shareholders must be received by us by December 2,2008 to be considered for inclusion in our proxy statement and related proxy for the 2009 annual meeting.  Also, our Bylaws permit shareholders to make nominations for the election of directors and propose business to be brought before any regular meeting of shareholders, provided advance written notice of such nomination or proposal is received by us after February 6, 2009, but on or before March 2, 2009.  According to our Bylaws, a shareholder nomination or proposal received outside of this time period will be considered untimely and the chairman of the meeting shall refuse to acknowledge such untimely nomination or proposal.

We will inform you of any changes of the aforesaid dates in a timely manner and will provide notice of the new dates in our earliest possible quarterly report on Form 10-Q.

Any shareholder nomination or proposal must provide the information required by our Bylaws and comply with any applicable laws and regulations.  All submissions should be made to the Secretary of Winland Electronics at our principal offices at 1950 Excel Drive, Mankato, Minnesota 56001.

ANNUAL REPORT

A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2007, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement.  No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K.  WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES.  REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF WINLAND ELECTRONICS, INC., 1950 EXCEL DRIVE, MANKATO, MINNESOTA 56001.  YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 10, 2008, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS,

Date: March 31, 2008	Thomas J. de Petra
Interim President, Interim Chief Executive Officer and
Chairman of the Board

X	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	WINLAND ELECTRONICS, INC.
					For	Against	Abstain

ANNUAL MEETING OF SHAREHOLDERS			1	To set the number of members of the Board of Directors at five (5).
TUESDAY, MAY 6, 2008
The 2008 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at the offices of Fredrikson & Byron, 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, at 10:00 a.m. on Tuesday, May 6, 2008, for the following purposes:			2	To elect directors:	For	Withheld	For All
							Except
				Lorin E. Krueger
				Thomas J. de Petra
				Thomas J. Goodmanson
				Richard T. Speckmann
				Thomas J. Brady

				INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			3	To approve an increase of shares available under the Company’s 1997 Employee Stock Purchase Plan from 100,000 to 300,000.	For	Withheld	Abstain

			4	To approve the Company’s 2008 Equity Incentive Plan	For	Withheld	Abstain

Please be sure to sign and date this Proxy in the box below.		Date	5	To take action on any other business that may properly come before the meeting or any adjournment thereof.

Shareholder sign above		Co-holder (if any) sign above

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Detach above card, sign, date and mail in postage paid envelope provided.
WINLAND ELECTRONICS, INC.

Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

The above signed acknowledges receipt from Winland Electronics, Inc. prior to the execution of this proxy, of a Notice of the Annual Meeting of Shareholders, a Proxy Statement and an Annual Report to Shareholders.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.